Exhibit 10.4
THIS INDIVIDUAL EMPLOYMENT AGREEMENT FOR INDEFINITE TIME IS EXECUTED ON THE ONE HAND BY KANSAS CITY SOUTHERN DE MEXICO, S.A. DE C.V. (HEREINAFTER REFERRED TO AS THE “COMPANY”), HEREIN REPRESENTED BY MR. GUILLERMO RUIZ, AS ATTORNEY IN-FACT AND, ON THE OTHER, BY MR. JOSE GUILLERMO ZOZAYA DELANO (HEREINAFTER REFERRED TO AS THE “EMPLOYEE”), ON ITS OWN RIGHT, IN ACCORDANCE WITH THE FOLLOWING RECITALS AND CLAUSES:
R E C I T A L S
I.	The “COMPANY” hereby states:

a)	That it is a variable capital limited liability company, duly incorporated in accordance with the Mexican laws.

b)	That in accordance with its corporate purpose, it has the capacity to execute this agreement.

c)	That its domicile is that located at Montes Urales N° 625, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, C.P. 11000, Mexico City, Federal District

d)	That it requires the services of a qualified Employee, who has enough knowledge to act as President and Executive Representative.

II.	The “EMPLOYEE” hereby states:

a)	That he is named as stated in this agreement.

b)	That he is Mexican.

c)	That he is 53 (fifty-three) years old.

d)	That he is married.

e)	That his is a man.

f)	That his domicile is [on file with company], and states that in the event there is any change of domicile to that stated herein, he shall be bound to notify in writing the “COMPANY” so within a maximum term of five days as from the date when the domicile change is made, provided, however, that otherwise, last domicile provided as the authorized domicile for all legal purposes derived herefrom and specially from articles 47 and 991 of the Federal Labor Law shall be acknowledged.

g)	That he is acquainted with the work the “COMPANY” performs, and that eventually he may render his services for other affiliated and/or subsidiary companies of Kansas City Southern (from which the “COMPANY” is also a subsidiary) and that he agrees to be in contact therewith and perform works therefor, but agreeing that his sole employer shall be the “COMPANY”.

h)	That he has enough capacity and experience to render his personal services to the “COMPANY” with respect to the position for which he has been engaged and that as of to date he has no criminal record, and is legally able to render his services upon execution hereof.

i)	That he has read, and understands and agrees all internal rulings applicable to officers engaged by the “COMPANY”.
Based on the foregoing recitals, the parties agree to regulate the contractual labor relationship in accordance with the following:
C L A U S E S
ONE. “TERM OF THIS AGREEMENT”. This Employment Agreement shall be executed for an Indefinite Time and may not be amended, suspended, rescinded, or terminated otherwise than by the will of the parties or in accordance with the terms set forth in the Federal Labor Law and its applicable rulings. The “EMPLOYEE” shall start working as President and Executive Representative for the “COMPANY” on April 20, 2006. If the “COMPANY” terminates this Employment Agreement without any justified cause, the “COMPANY” and the “EMPLOYEE” agree that the “COMPANY” shall be bound to pay the “EMPLOYEE” an indemnification equivalent to the amount of a year of its base salary, and any payment to the “EMPLOYEE” as per indemnifying concept set forth under the terms of the Federal Labor Law, its applicable rulings, ant this agreement, shall be included within the aforementioned indemnification for a year, provided that if payment of a year of salary referred to in this clause is below the amount of the legal benefits, employer shall be responsible for making the payment of the corresponding indemnification differences without taking into consideration in any form whatsoever payment of accrued salaries, since such payment shall be made as of the termination date.
TWO. “WORKPLACE”. “EMPLOYEE” shall render his services to the “COMPANY” at any of the “COMPANY’s” premises or where necessary, in accordance with the orders he receives for such purposes by means of the “COMPANY’s” representative and therefore, “EMPLOYEE” shall be bound to render his services at the domiciles of the premises required or anywhere the “COMPANY” has locations, including Mexico City and the City of Monterrey. The “COMPANY” shall be empowered to transfer the employee at any time, prior notification and agreement between the parties regarding the manner to do so.

THREE. “DURATION OF WORK SHIFTS”. Due to the nature of the position functions to be performed by the “EMPLOYEE”, stated as confidential tasks, “EMPLOYEE” shall distribute his work shift in accordance with the needs of operation of the “COMPANY”.
FOUR. “SERVICES RENDERED”. “EMPLOYEE” shall render his personal and subordinated services to the “COMPANY” as President and Executive Representative and “EMPLOYEE” agrees to render such services on a subordinated manner, subject, at any time, to the instructions given by the Board of Directors of the Company, the Executive Committee of the Board of Directors, or any other individual or body appointed by the Board of Directors thereof, and among his liabilities shall be those stated below:
a) Act as primary representative of the company in Mexico, interacting with governmental agencies, clients, employees, unions, communication means, and the public in general. Representing the “COMPANY” at public, social events and labor meetings. Improve the “COMPANY’s” reputation and provide support at an executive level of the organization for the continuous improvement of the competitive position, image, and reputation thereof, within the transportation industry.
b) Spend all his work time to perform activities required due to his position, and shall not perform any other business or profitable activity while engaged by the Company without prior consent in writing of the Board of Directors of the Company.
c) Employee shall, during the time he occupies his position, act responsibly, observing all policies applicable to the Company and the instructions of the Board of Directors of the Company, and observe the applicable legislation and make his subordinates to act on the same manner.
d) Services shall be mainly rendered at the Company’s premises located at Montes Urales N° 625, Colonia Lomas de Chapultepec, Delegación Miguel Hidalgo, C.P. 11000, Mexico City, Federal District; or at any other place where the Company has main offices or at the offices of any of its affiliates or companies on which the “COMPANY” has equity interests or a business relationship; but at any time, the beneficiary and responsible person for the relationship regulated herein shall be the “COMPANY”, and the “EMPLOYEE” as from that time, acknowledges the “COMPANY” as his sole employer, therefore, some of the fundamental functions of the “EMPLOYEE” shall be to keep the “COMPANY” posted regarding the development of its activity.
Notwithstanding the foregoing, “EMPLOYEE” shall perform all those activities included, without limitation, and which may be derived and related to the main obligations of his position as well as all the supplementary tasks or all those tasks related to his main obligation, even when he has to perform such activity outside the workplace, without affecting his salary.
In the event that due to the nature of the services to be provided by the “EMPLOYEE” to the “COMPANY”, the “EMPLOYEE” must be granted with powers of attorney as officer or attorney in fact of any of the affiliated companies of the “COMPANY”, without implying any labor relationship between the “EMPLOYEE” and the company or companies which may grant such powers of attorney, since the “EMPLOYEE” expressly acknowledges that the sole existing labor relationship shall be that with the “COMPANY”, which as from that time, shall be acknowledged as his sole employer.
The “EMPLOYEE” shall render his services to the “COMPANY” under the instructions of the “COMPANY” or its representatives, to which authority he shall be subordinated at any time with respect to the labor matters; the “EMPLOYEE” shall occupy such position with the intensity, care and appropriate effort, in the manner, time and place agreed upon, and the “COMPANY” shall be empowered to amend the “EMPLOYEE’s” obligations without affecting his labor conditions, specially with respect to the salary.
FIVE. “VACATIONS, VACATION BONUS, AND CHRISTMAS BONUS”. “EMPLOYEE” shall be entitled to an annual period of twenty (20) days of vacations. Vacation period shall be on annual basis and in no event shall be accruable.
In order to enjoy the annual vacation period, the “COMPANY”, at any time, along with the “EMPLOYEE”, shall determine the schedule, in order for the “EMPLOYEE” to enjoy his corresponding vacation period.
The “EMPLOYEE” shall be entitled to receive a vacation premium of 50% on the number of vacation days corresponding for each year, and such vacations shall be automatically paid when the “EMPLOYEE” reaches his anniversary within the company.
“EMPLOYEE” shall be entitled to receive an annual Christmas bonus, as established by article 87 of the Federal Labor Law, in the amount of 30 (THIRTY) days of salary per daily rate, which shall be paid in December; and the “EMPLOYEE” shall also be entitled to mandatory holidays as established under article 74 of the aforementioned Law, and to rest two days a week which shall be preferably on Saturday and Sunday of each week.
SIX. “TRAINING”. “EMPLOYEE” agrees to receive the training, according to the courses established in the plans and schedules duly authorized by the Department of Labor and Social Welfare, under the terms of Title Four, Chapter III Bis of the Federal Labor Law. “EMPLOYEE” agrees to promptly attend to the courses, group sessions and any other activities forming part of the training process, and likewise attend the indications regarding thereto and present the assessment and aptitude examinations required in accordance with the terms under article 153-H of the Federal Labor Law.
SEVEN. “SALARY”. “EMPLOYEE” shall accrue a monthly gross salary in the amount of $250,000.00 (Two hundred and fifty thousand pesos 00/100, Mexican currency) before deducting taxes corresponding to such amount, at the “COMPANY’s” domicile, or at the place stated for such purpose. The “COMPANY”, through its Executive Board or Committee, shall consider and establish the salary of the President and Executive Representative on an annual basis in line with the market study (by Towers Perrin or by any other consultant) and prepare the budget for the next year. The foregoing salary shall include payment of the seventh day and that corresponding to the mandatory holidays, as well as the pro rata portion as per the weekly non working days, in accordance with the provisions set forth in the Federal Labor Law, and any other benefits that in accordance with the Federal Labor Law may correspond thereto or by the specific standards applicable to the “COMPANY” due to its corporate activity.
Due to the nature of the “EMPLOYEE’s” functions and upon request thereof, the “COMPANY” shall pay the salary corresponding thereto, by means of banking deposits, to the account the “EMPLOYEE” indicates for such purpose; and the “EMPLOYEE” shall be bound to sign all receipts and administrative slips submitted by the “COMPANY”, therefore, as from that time it is established that the slips or vouchers of banking deposits shall be equivalent to the payment receipts, regardless they are signed or not by the “EMPLOYEE”.
EIGHT. The parties agree that the “EMPLOYEE” shall agree to provide the “COMPANY” in writing the fortnightly receipt corresponding to the earnings to which he is entitled to, which shall include the income and deductions expressly agreed thereby, signing in agreement for each of the periods stated therein, stating that if there is no concept as per extraordinary time, is because the “EMPLOYEE” did not work such period, therefore the broadest settlement of all benefits to which he was entitled to shall be extended, and any clarification or claim thereof shall be made before delivering the corresponding receipt.
NINE. “MEDICAL EXAMINATIONS”. The “EMPLOYEE” agrees, under the terms of the provision set forth under fraction X of article 134 of the Federal Labor Law, to take all medical examinations the “COMPANY” indicates, as well as those mandatory examinations in accordance with the Rules of Health.
TEN. “CONFIDENTIALITY”. The “EMPLOYEE” acknowledges to have, by virtue of the services stated in this agreement, access to confidential information, manufacturing secrets, operation and business aspects of the “COMPANY” deemed as industrial secrets; thus, agreeing not to disclose to third parties such information, except if there is a written authorization by the “COMPANY’s” representative, and being responsible for the corresponding penalties in the event of noncompliance with this Clause.
ELEVEN. “INVENTIONS”. “EMPLOYEE” expressly agrees that any finding, invention or improvements thereof or any other technologic knowledge he may make or contribute to the activities individually or jointly performed during the execution of his job in favor of the “COMPANY” shall be the exclusive property of the “COMPANY”. By such virtue, the “EMPLOYEE” does not reserve any right nor action whatsoever with respect to the use and/or exploitation of the finding, invention or technologic knowledge mentioned above, since such activities shall be paid with the salary as per the job for which he has been engaged, therefore the “EMPLOYEE” agrees to carry out with the “COMPANY” all management and procedures corresponding in accordance with the Law, to make the corresponding registration in favor of the “COMPANY” and that the “COMPANY” may protect and/or exploit the industrial property rights mentioned above, therefore, the “EMPLOYEE” agrees to sign any document and perform the legal acts required for such purpose.
TWELVE. “JURISDICTION AND CONSTRUCTION”. Provisions which are not set forth in this agreement shall be subject to the provisions of the Federal Labor Law and the Applicable Provisions; therefore, in order to construct this agreement, the parties expressly state to be in agreement therewith and shall settle their differences in the event any dispute arises to the venue of the Federal Board of Conciliation and Arbitration corresponding to their domicile or the place where the services are rendered.
Once this agreement was read, the parties duly aware of its contents and of the obligations agreed therein, is executed by their own will, in Mexico City, Federal District, on April 20, 2006.
The “COMPANY”
Kansas City Southern de México, S.A. de C.V.
__________________________________________
By: Mr. Guillermo Ruíz Hernández
Position: Underdirector of Human Resources

The “EMPLOYEE”

________________________________
Mr. José Guillermo Zozaya Delano

Mexico City, Federal District, April 20, 2006
Mr. José Guillermo Zozaya Delano:
Notwithstanding the benefits established in your Individual Employment Agreement dated April 20, 2006, you would be entitled to the following:
1. BONUSES. In addition to your salary, you may receive a Performance Bonus which, if applicable, shall be determined regarding the achievement of goals of the “COMPANY”, in the specific area where you render your services and depending on the assessment made by the Board of Directors, in accordance with the policy in force for each year. The Board of Directors shall establish year after year goals such as the “Minimum”, “Objective”, and “Maximum” goals. If the Company attains the Objective Goal, the Performance Bonus for the President and Executive Representative level, may not exceed 30% of the annual salary amount being accrued, and if attaining the Maximum Goal, payment may not exceed 60%. In order to receive the Performance Bonus, the Company must attain the Objective Goal. The Board of Directors determines the Performance Bonus for the results between the Minimum and Objective Goals, and for the Maximum Goal or a better one. The Performance Bonus shall be annually paid provided the terms and conditions thereto are complied with.
The Company shall pay the aforementioned bonus, by means of banking deposits, to the account You indicate for such purposes; and You shall be bound to sign the corresponding receipt, therefore, as from this time it is established that the banking deposit slips or vouchers shall be equivalent to the payment receipts, regardless they are signed by You or not.
2. CAR. In order to perform your functions, a car shall be provided as a work tool and such car shall be the Company’s property, therefore, the Company shall pay the corresponding insurance, as well as the property tax. On the other hand, you agree to keep the car in the same conditions as received, exception made normal ware and tear; and you agree to pay the gasoline consumption and verification, services and repairing expenses required in its event.
3. RESTRICTED ACTIONS. Subject to the approval by the Compensation Committee of Kansas City Southern, that the Company shall recommend and obtain as soon as possible, the Company shall grant, in order to align its interests with the parent company shareholders’ interest, 20,000 shares of the company Kansas City Southern, which shall be restricted by 5 years and subject to all the terms and conditions set forth in the shares Plan attached hereto and which was read thereby and of which you acknowledge its content and legal scope. These shares shall not be sold nor transferred within a 5 year period after execution of its individual employment agreement, exception made to that specifically set forth in such plan.
4. INSURANCE. During the term the labor relationship lasts, the Company agrees to carry the accident insurance, as well as the Major Medical Expenses insurance, and the Life Insurance under the terms of the policy existing in the company for its executives.

5. GENERAL CONDITIONS. You expressly agree to be subject to the general labor conditions established by the Company, as well as the technical and administrative rules directly prepared by the company for the execution, coordination of works, and any other internal policies. Therefore, you agree to comply, observe and obey all and any of the policies, standards, and provisions, which have been stated, therefore, by executing this agreement, you agree and expressly subordinate yourself to the terms thereof.
Kansas City Southern de México, S.A. de C.V.
__________________________________________
By: Guillermo Ruíz Hernandez
Position: Underdirector of Human Resources
Agreed by
________________________________
Mr. José Guillermo Zozaya Delano